Exhibit 99.1

AND TRUST FINANCIAL CORP.

News Release

For Immediate Release

Contact:

C. Harril Whitehurst, Jr.

Executive Vice President and CFO

804-897-3900

hwhitehurst@villagebank.com

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS RESULTS OF OPERATIONS FOR THE FIRST QUARTER 2016

Midlothian, Virginia, May 9, 2016. Village Bank and Trust Financial Corp. (the “Company”) (NASDAQ symbol: VBFC), parent company of Village Bank (the “Bank”), today reported first quarter 2016 net income of $402,000, an improvement from net income of $96,000 for the fourth quarter of 2015 and a net loss of $(5,000) for the first quarter of 2015. Net income (loss) available to common shareholders, which deducts from net income (loss) the dividends on preferred stock, amounted to net income of $224,000, or $0.16 per fully diluted share, for the first quarter of 2016, compared to a net loss of $(78,000), or $(0.06) per fully diluted share, for the fourth quarter of 2015, and net income of $6,451,000, or $15.40 per fully diluted share, for the first quarter of 2015. Net income available to common shareholders for the first quarter of 2015 was positively impacted by the forgiveness of principal and accrued dividends on preferred stock associated with the rights offering completed in March 2015.

Earnings

Comparative summary operating results is presented following (dollars in thousands except per share data):

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Net interest income before (recovery of) provision for loan losses	$3,259	$3,215	$3,242	$3,141	$3,039
(Recovery of) provision for loan losses	$-	$(2,000)	$-	$-	$-
Net interest income after (recovery of) provision for loan losses	$3,259	$5,215	$3,242	$3,141	$3,039
Gain on sale of loans	$1,146	$1,279	$1,840	$1,728	$1,229
Other noninterest income	$1,050	$1,003	$1,030	$1,008	$941
Noninterest expense	$5,053	$7,401	$5,641	$5,793	$5,214
Net income (loss)	$402	$96	$471	$84	$(5)
Net income (loss) available to common shareholders	$224	$(78)	$301	$(83)	$6,451
Fully diluted EPS	$0.16	$(0.06)	$0.21	$(0.06)	$15.40
Return on average assets	0.38%	0.09%	0.44%	0.08%	(0.00)%
Return on average equity	5.20%	1.22%	6.15%	1.10%	(0.10)%
Net interest margin	3.63%	3.46%	3.45%	3.34%	3.36%

Average assets	$420,485	$422,286	$426,047	$432,948	$426,383
Average equity	$31,066	$31,148	$30,380	$30,696	$20,117

While management believes that all significant operating decisions are based upon analysis of the Company as one segment or unit, providing profitability by company may be useful in analyzing our results of operations. During Q1 2016, the Company produced its fourth consecutive quarter of profitability as demonstrated in the following table broken down by company (in thousands):

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Bank	$431	$1,363	$407	$460	$(128)
Mortgage Co	32	1	371	423	222
Hold Co	(61)	(1,268)	(307)	(799)	(99)
Net income	$402	$96	$471	$84	$(5)

Certain items of income and expense affecting net income in Q2, Q3 and Q4 of 2015 affect comparability and are not a result of ongoing operations as follows:

•	A recovery of loan losses of $2,000,000 in Q4 2015, all related to the Bank,

•	Write downs on our previous headquarters at the Watkins Centre of $675,000 in Q2 2015 and $1,962,000 in Q4 2015 (split $1,759,000 holding company and $878,000 Bank), and

•	Legal expenses of $31,000 in Q2 2015, $226,000 in Q3 2015 and $102,000 in Q4 2015, all related to the holding company.

After adjusting for these items, our earnings results over the last five quarters would be as follows:

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Bank	$431	$242	$407	$460	$(128)
Mortgage Co	32	1	371	423	222
Hold Co	(61)	(83)	(81)	(93)	(99)
Net income as adjusted	$402	$160	$697	$790	$(5)

Such adjusted earnings is not a measurement under accounting principles generally accepted in the United States (“GAAP”) and is not intended to be a substitute for our income statement prepared in accordance with GAAP.

Q1 2016 results were impacted by the following factors:

•	Improving net interest income. Net interest income before (recovery of) provision for loan losses amounted to $3,259,000 for Q1 2016, an increase of $44,000, or 1.4%, over Q4 2015, and an increase of $220,000, or 7.2%, over Q1 2015. This was the result of both volume and margin improvements driven by solid organic growth in commercial loans and low cost relationship deposits.

•	Declining noninterest expense. The company continued to realize cost savings and productivity improvements from its improving financial performance and initiatives launched during 2015. As a result, noninterest expense amounted to $5,053,000 for Q1 2016, a decrease of $386,000, or 7.1% from Q4 2015 (after adjusting for the write-down of $1,962,000 on the carrying value of our old headquarters building at the Watkins Centre). Noninterest expenses were $161,000, or 3.1%, lower than Q1 2015.

•	Village Bank Mortgage Corporation revenue and pretax income. The mortgage company’s Q1 2016 pretax income of $32,000 compares favorably with Q4 2015 pretax income of $1,000 but is $190,000 lower than pretax income of $222,000 recorded during a very strong production quarter in Q1 2015.

Asset Quality

•	The Company continued to improve during the first quarter of 2016 (in thousands).

	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Classified Assets	$13,994	$15,375	$18,600	$21,661	$26,403
Nonperforming Assets ("NPAs")	9,352	9,967	12,507	14,375	19,369
Net Charge-offs (Recoveries)	(49)	(66)	71	277	(115)
Expense (income) related to foreclosed assets	101	288	(49)	(218)	132

•	NPAs (nonaccrual loans and foreclosed real estate) were reduced by 6% during Q1 2016 and have dropped by 52% since Q1 2015.

•	Classified Assets, a broader measure of problem assets, declined by 9% during Q1 2016 and by 47% since Q1 2015.

Capital

The capital of the Company and the Bank continue to improve. The Company meets eligibility criteria of a small bank holding company in accordance with the Federal Reserve Board’s Small Bank Holding Company Policy Statement issued in February 2015, and is no longer obligated to report consolidated regulatory capital. The Bank continues to be subject to various capital requirements administered by banking agencies. The Bank’s capital ratios at the indicated dates were as follows:

Ratio	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Common equity tier 1	13.02%	12.85%	12.57%	12.14%	11.94%
Tier 1	13.02%	12.85%	12.57%	12.14%	11.94%
Total capital	14.20%	14.02%	13.82%	13.39%	13.19%
Tier 1 leverage	9.50%	9.33%	8.93%	8.59%	8.50%

President and CEO Bill Foster commented, “I am pleased with our progress and momentum. Every piece of our strategy is yielding results right now. We are seeing good organic loan and low cost deposit growth, net interest margin expansion, solid mortgage company production, quality fee income growth and continued improvement in expenses and asset quality. Our pipelines are full heading into the second quarter. I would again emphasize that we are striving to become a high return bank that grows at a sustainable rate and produces long term returns for our shareholders that are in the top 25% of banks like us in the nation. And when we get there, we will set the bar higher. We are not a bank that is focused on rapid asset growth. We have a lot of work left to do, but I believe that we are on track.”

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has eleven branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals. Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

•	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;

•	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;

•	the effects of future economic, business and market conditions;

•	the inability to reduce nonperforming assets consisting of nonaccrual loans and foreclosed real estate;

•	our inability to maintain our regulatory capital position;

•	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;

•	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;

•	risks inherent in making loans such as repayment risks and fluctuating collateral values;

•	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;

•	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;

•	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;

•	governmental monetary and fiscal policies;

•	changes in accounting policies, rules and practices;

•	reliance on our management team, including our ability to attract and retain key personnel;

•	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;

•	demand, development and acceptance of new products and services;

•	problems with technology utilized by us;

•	changing trends in customer profiles and behavior; and

•	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

Financial Highlights

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2016	2015
	(Unaudited)
Balance Sheet Data
Total assets	$422,990	$419,941
Investment securities	27,186	37,919
Loans held for sale	9,150	14,373
Loans, net	310,323	303,879
Deposits	369,084	364,848
Borrowings	14,322	15,272
Shareholders' equity	31,267	30,359
Book value per share	$18.02	$17.38
Total shares outstanding	1,417,775	1,417,775

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	1.15%	1.16%
Nonaccrual loans	112.18%	95.78%
Nonperforming assets to total assets	2.21%	2.37%

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
Selected Operating Data
Interest income	$3,898	$3,797
Interest expense	639	758
Net interest income before provision for loan losses	3,259	3,039
(Recovery of) provision for loan losses	-	-
Noninterest income	2,196	2,170
Noninterest expense	5,053	5,214
Income tax expense (benefit)	-	-
Net income (loss)	402	(5)
Net income available to common shareholders	224	6,451
Earnings per share
Basic	$0.16	$15.77
Diluted	$0.16	$15.40

Performance Ratios
Return on average assets	0.38%	(0.00)%
Return on average equity	5.20%	(0.10)%
Net interest margin	3.63%	3.36%

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